Exhibit 99.1

Longeveron Granted Orphan Drug Designation by FDA for Lomecel-B to Treat Infants with Hypoplastic Left Heart Syndrome (HLHS)

●	HLHS is a rare congenital heart defect that affects approximately 1,000 babies in the U.S. per year

●	Orphan Drug Designation confers certain benefits and may result in seven year market exclusivity upon approval for this indication if all statutory and regulatory requirements are met

●	Supplements Rare Pediatric Disease Designation recently granted by FDA

Miami, Florida—December 6, 2021— Longeveron Inc. (NASDAQ: LGVN) (“Longeveron” or “Company”), a clinical stage biotechnology company developing cellular therapies for chronic aging-related and certain life-threatening conditions, announced today that the U.S. Food and Drug Administration (FDA) has granted Orphan Drug Designation (ODD) for Lomecel-B for the treatment of Hypoplastic Left Heart Syndrome (HLHS), a rare and life-threatening congenital heart defect in infants.

ODD is intended to assist and encourage companies to develop safe and effective therapies for the treatment of rare diseases or conditions. ODD positions Longeveron to be able to potentially leverage a range of financial and regulatory benefits, including government grants for conducting clinical trials, waiver of FDA user fees for the potential submission of a marketing application, and certain tax credits. Receiving ODD may also result in the product receiving seven years market exclusivity upon approval for use in the rare disease or condition for which the product was designated if all of the statutory and regulatory requirements are met.

“Adding to the Rare Pediatric Disease (RPD) designation already granted to Lomecel-B for treatment of HLHS, the FDA’s decision to grant ODD to Lomecel-B for this indication indicates the ongoing and unmet need for new therapies to treat infants with HLHS,” said Geoff Green, Chief Executive Officer at Longeveron. “Building on results from our completed Phase 1 safety-focused trial, we believe Lomecel-B has potential to improve outcomes for these severely impacted infants by way of repairing cardiac tissue and improving ventricular function. The combination of both RPD and ODD allows us to potentially move more efficiently through clinical development and regulatory review, and Lomecel-B may be eligible for a period of marketing exclusivity upon approval for this indication.”

Approximately 1,000 babies are born with HLHS each year in the U.S. HLHS babies have an underdeveloped left ventricle, which impairs the heart’s ability to pump blood throughout the body. HLHS is often fatal without surgical intervention, in which three surgical procedures are performed over the period of about 5 years, to allow the right ventricle to be configured to pump blood to the body. Longeveron is evaluating the safety of Lomecel-B injection into the right ventricle during the second surgery (4 – 6 months of age), and the effect on cardiac function and other health status endpoints. Longeveron recently reported clinical results from its safety-focused Phase 1 clinical study of Lomecel-B in HLHS patients. When cardiac surgeons injected Lomecel-B directly into the babies’ hearts at the time of the second surgery, the cells were well tolerated with no major adverse cardiac events and no infections considered to be related to the investigational treatment. One hundred percent of the babies enrolled in the Phase 1 trial (n=10) were alive and had not required a transplant between 2-3.5 years post-surgery. Other measurements of the babies’ health, such as weight gain and growth pattern, matched that of normal healthy babies. Longeveron is currently enrolling ELPIS II, a 38-subject, Phase 2 randomized, double-blind, controlled clinical trial examining the effect of Lomecel-B in HLHS affected infants. ELPIS II is being funded in part by a grant from the National Institute of Health’s National Heart, Lung, and Blood Institute (NHLBI; Grant number 1UG3HL148318), in collaboration with Longeveron, and is led by Principal Investigator Sunjay Kaushal, MD, PhD, Division Head, Cardiovascular-Thoracic Surgery, Ann and Robert H. Lurie Children’s Hospital of Chicago.

“We are gratified to receive both rare pediatric disease and orphan drug designations from FDA for this clinical trial program,” stated Sunjay Kaushal, M.D, Ph.D. study Principal Investigator and Division Head of Cardiovascular Thoracic Surgery at Lurie Children’s Hospital of Chicago. “This is a severe condition and a significant unmet medical need, and these important designations will be vital to facilitating a potentially more rapid development program. My colleagues around the country and I are extremely excited about the progress of the current trial, and we look forward to seeing this program move through the regulatory and clinical pathway.”

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing cellular therapies for specific aging-related and certain life-threatening conditions. The Company’s lead investigational product is the LOMECEL-B™ cell-based therapy product (“Lomecel-B”), which is derived from culture-expanded medicinal signaling cells (MSCs) that are sourced from bone marrow of young, healthy adult donors. Longeveron believes that by using the same cells that promote tissue repair, organ maintenance, and immune system function, it can develop safe and effective therapies for some of the most difficult disorders associated with the aging process and other medical disorders. Longeveron is currently sponsoring Phase 1 and 2 clinical trials in the following indications: Aging Frailty, Alzheimer’s disease, the Metabolic Syndrome, Acute Respiratory Distress Syndrome (ARDS), and hypoplastic left heart syndrome (HLHS). The Company’s mission is to advance Lomecel-B and other cell-based product candidates into pivotal Phase 3 trials, with the goal of achieving regulatory approvals, subsequent commercialization and broad use by the healthcare community. Additional information about the Company is available at www.longeveron.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials; the size of the market opportunity for our product candidates, the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates, our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the period ended September 30, 2021. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Brendan Payne

Stern Investor Relations

Tel: (212) 362-1200

Email: Brendan.payne@sternir.com